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                                                                  EXHIBIT 10.1

                       CONSOLIDATED RECONVEYANCE COMPANY,
                     LENDERS POSTING AND PUBLISHING COMPANY
                   AND CONSOLIDATED RECONVEYANCE CORPORATION
                       ASSET AND STOCK PURCHASE AND SALE
                    AND ASSUMPTION OF LIABILITIES AGREEMENT


         This Asset and Stock Purchase and Sale and Assumption of Liabilities Agreement (the "Agreement"), dated as of December 15, 1996, is entered into by and between Consolidated Reconveyance Company ("CRC"), a California limited partnership, Lenders Posting and Publishing Company ("LPPC"), a California limited partnership, and PacificAmerica Money Center, Inc. ("PAMM"), a Delaware corporation (sometimes collectively referred to herein as "Sellers"), on the one hand, and Consolidated Reconveyance Company, LLC ("New CRC"), a California limited liability company, and Lenders Posting and Publishing Company, LLC ("New LPPC"), a California limited liability company, and Consolidated Reconveyance Corporation ("CRCWA"), a Washington corporation (sometimes collectively referred to herein with New CRC and New LPPC as "Purchasers"), on the other hand, with reference to the following facts:

                                    RECITALS

         A. CRC is engaged in the business of providing trust deed foreclosure and reconveyance services to mortgage lenders on loans secured by real property located primarily in California (the "CRC Business"). LPPC is engaged in the business of providing posting and publishing services to trust deed foreclosure services companies and lenders (the "LPPC Business"). PAMM owns all of the outstanding shares of common stock of CRCWA, which is engaged in the business of providing trust deed foreclosure and reconveyance services to mortgage lenders on loans secured by real property located primarily in Washington (the "CRCWA Business").

         B. CRC desires to sell, and New CRC desires to purchase the assets of CRC, assume the liabilities of CRC (except the liabilities specifically excluded herein) and continue the CRC Business. LPPC desires to sell, and New LPPC desires to purchase the assets of LPPC, assume the liabilities of LPPC and continue the LPPC Business. PAMM desires to sell, and New CRC desires to purchase, all of the outstanding shares of stock of CRCWA and continue the CRCWA Business. The assets of CRC and LPPC and the Common Stock of CRCWA are sometimes collectively referred to herein as the "Acquisition Assets."

                                   AGREEMENT

                 NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:




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                                   ARTICLE 1.

                        PURCHASE AND SALE OF CRC ASSETS
                       AND ASSUMPTION OF CRC LIABILITIES
                                   BY NEW CRC

         1.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined), CRC agrees to sell, convey, transfer, assign and deliver to New CRC, and New CRC agrees to accept and purchase from CRC, the following assets, properties and rights of CRC (collectively, the "CRC Assets"), subject to the exclusions set forth in Section 1.2 hereof:

                 1.1.1. Balance Sheet Assets. All of the assets reflected on the balance sheet of CRC at December 31, 1996, prepared in a manner consistent with CRC's past financial statements. All of the tangible assets included in the CRC Assets are being sold on an "as is" basis, with no warranties as to condition from CRC to New CRC;

                 1.1.2. Business Names. All of CRC's rights to conduct business under the name Consolidated Reconveyance Company and all trade names and trademarks associated with such name, including logos and designs pertaining thereto and derivatives thereof and all goodwill associated therewith;

                 1.1.3. Customer Lists. All of CRC's right, title and interest in and to that portion of CRC's customer list that is maintained and used by CRC in the Business;

                 1.1.4. Contracts. All of CRC's right, title and interest in and to each contract, agreement or commitment, written or oral, relating to the Business to which CRC is a party as of the Closing Date, including all rights of CRC as trustee under deeds of trust which name CRC as trustee (collectively, the "Assigned Contracts"); and

                 1.1.5. Business and Records. The Business, together with all books, records and accounts, correspondence, employment records, marketing information and any confidential information which has been reduced to writing relating to or arising out of the Business or customers or suppliers of CRC, subject to CRC's reasonable rights of access as set forth in Section 11.1 hereof;

         1.2.    Excluded Assets.  Notwithstanding anything contained in
Section 1.1 hereof to the contrary, CRC is not selling, and New CRC is not purchasing, pursuant to this Agreement, any of the following, all of which shall be retained by CRC (collectively, the "Excluded Assets"):

                 1.2.1. Real Property. Any real property, leaseholds or leasehold improvements owned by CRC as of the Closing Date; and





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                 1.2.2.   Partnership Documents.  CRC's tax returns and other
partnership documents;

         1.3.    Assumption of Balance Sheet, Executory and Other Liabilities.

                 1.3.1. Balance Sheet Liabilities Except as provided in Sections 1.3.3 and 1.3.4 hereof, as of the Closing Date, New CRC shall assume and agree to thereafter pay when due and discharge and indemnify CRC and hold CRC harmless with respect to all liabilities reflected on the balance sheet of CRC as of December 31, 1996.

                 1.3.2. Executory Liabilities Assumed by New CRC. Except as provided in Sections 1.3.3 and 1.3.4 hereof, as of the Closing Date, New CRC shall assume and agree to thereafter pay when due and discharge and indemnify CRC and hold CRC harmless with respect to the executory liabilities and obligations of CRC under each Assigned Contract in effect on the Closing Date and assigned to New CRC pursuant to Section 1.1.5 hereof.

                 1.3.3. Limited Liability in Connection with Consumer Action and Smith Actions. New CRC has agreed that it shall have the following obligations in connection with the pending legal actions entitled Consumer Action et al. v. Agency Sales, et al. (Contra Costa Superior Court Case No. C95-02299) (the "Consumer Action") and Smith v. TICOR Title Insurance Co. et al. (Los Angeles Superior Court Case No. BC148433) ( the "Smith Action");

                          1.3.3.1.  Liability in Connection with Consumer
Action. In the event that a judgment is rendered against CRC in the Consumer Action or CRC agrees to a settlement of the Consumer Action involving the payment of damages or penalties by CRC, New CRC will reimburse CRC for 25% of the total damages and/or penalties paid by CRC (not including any attorneys' fees paid by CRC) in excess of $400,000, provided that New CRC's total liability will not exceed $50,000;

                          1.3.3.2.    Liability in Connection with the Smith
Action. In the event that a judgment is rendered against CRC in the Smith Action or CRC agrees to a settlement of the Smith Action involving the payment of damages or penalties by CRC, New CRC will reimburse CRC for 25% of the total damages and/or penalties paid by CRC (not including any attorneys' fees paid by CRC) in excess of $25,000, provided that New CRC's total liability will not exceed $25,000;

                 1.3.4. Liabilities Not Assumed by New CRC. New CRC shall not be deemed by anything contained in this Agreement to have assumed and CRC hereby agrees to indemnify New CRC and hold it harmless with respect to:

                 1.3.4.1. Agreement Breaches. Any liability of CRC to any person or entity the existence of which constitutes a breach of any covenant, agreement, representation, or warranty of Sellers contained in this Agreement;





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                 1.3.4.2.         Taxes.  Any liability of CRC for any federal,
state, local or foreign income or franchise taxes, state or local property taxes or other taxes of any kind or description except New CRC's pro rata portion of any personal property taxes with respect to its ownership of any of the CRC Assets after the Closing Date;

                 1.3.4.3. Employee Obligations. Any employment contracts or obligations of CRC to its employees, including all expenses in connection with the termination of any of such employees terminated prior to the Closing Date;

                 1.3.4.4. Employee Benefit Plans. Any accrued or other liability for contribution or payments to be made in respect of service during periods through the Closing Date under any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]) or other employee benefit plan maintained for the employees of CRC who are participants therein up to the Closing Date;

                 1.3.4.5. Partnership and Securities Liabilities. Any liabilities of CRC to the partners of CRC under the terms of its Agreement of Limited Partnership, as amended and currently in effect, and any liabilities of CRC for any federal or state securities law violations by either of them; and

                 1.3.4.6. Litigation Claims. Any liabilities of CRC arising in the ordinary course of its business for actions taken by CRC prior to the Closing Date, except for liabilities arising as a result of any fraudulent action or wilful misconduct of CRC prior to the Closing Date and except as provided in Section 1.3 hereof.

         1.4. Closing Costs; Transfer Taxes. New CRC shall be responsible for any sales, use, excise, property or other taxes imposed by reason of the transfer of the CRC Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.

                                   ARTICLE 2.

                        PURCHASE AND SALE OF LPPC ASSETS
                       AND ASSUMPTION OF LPPC LIABILITIES
                                  BY NEW LPPC

         2.1. Transfer of Assets. Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined), LPPC agrees to sell, convey, transfer, assign and deliver to New LPPC, and New LPPC agrees to accept and purchase from LPPC, the following assets, properties and rights of LPPC (collectively, the "LPPC Assets"), subject to the exclusions set forth in Section 2.2 hereof:

                 2.1.1. Balance Sheet Assets. All of the assets reflected on the balance sheet of LPPC at December 31, 1996, prepared in a manner consistent with LPPC's past





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financial statements.  All of the tangible assets included in the LPPC Assets are being sold on an "as is" basis, with no warranties as to condition from LPPC to New LPPC;

                 2.1.2. Business Names. All of LPPC's rights to conduct business under the name Lenders Posting and Publishing Company and all trade names and trademarks associated with such name, including logos and designs pertaining thereto and derivatives thereof and all goodwill associated therewith;

                 2.1.3. Customer Lists. All of LPPC's right, title and interest in and to that portion of LPPC's customer list that is maintained and used by LPPC in the Business;

                 2.1.4. Contracts. All of LPPC's right, title and interest in and to each contract, agreement or commitment, written or oral, relating to the Business to which LPPC is a party as of the Closing Date (collectively, the "Assigned Contracts"); and

                 2.1.5. Business and Records. The LPPC Business, together with all books, records and accounts, correspondence, employment records, marketing information and any confidential information which has been reduced to writing relating to or arising out of the Business or customers or suppliers of LPPC, subject to LPPC's reasonable rights of access as set forth in Section
11.1 hereof;

         2.2.    Excluded Assets.  Notwithstanding anything contained in
Section 2.1 hereof to the contrary, LPPC is not selling, and New LPPC is not purchasing, pursuant to this Agreement, any of the following, all of which shall be retained by LPPC (collectively, the "Excluded Assets"):

                 2.2.1. Real Property. Any real property, leaseholds or leasehold improvements owned by LPPC as of the Closing Date; and

                 2.2.2. Partnership Documents. LPPC's tax returns and other partnership documents;

         2.3.    Assumption of Balance Sheet, Executory and Other Liabilities.

                 2.3.1. Balance Sheet Liabilities. As of the Closing Date, New LPPC shall assume and agree to thereafter pay when due and discharge and indemnify LPPC and hold LPPC harmless with respect to all liabilities reflected on the balance sheet of LPPC as of December 31, 1996.

                 2.3.2. Executory Liabilities Assumed by New LPPC. As of the Closing Date, New LPPC shall assume and agree to thereafter pay when due and discharge and indemnify LPPC and hold LPPC harmless with respect to the executory liabilities and obligations of LPPC under each Assigned Contract in effect on the Closing Date and assigned to New LPPC pursuant to Section 2.1.4 hereof.





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                 2.3.3.   Liabilities Not Assumed by New LPPC.  New LPPC shall
not be deemed by anything contained in this Agreement to have assumed and LPPC hereby agrees to indemnify New LPPC and hold it harmless with respect to:

                          2.3.3.1.         Agreement Breaches.  Any liability
of LPPC to any person or entity the existence of which constitutes a breach of any covenant, agreement, representation, or warranty of LPPC contained in this Agreement;

                          2.3.3.2.         Taxes.  Any liability of LPPC for
any federal, state, local or foreign income or franchise taxes, state or local property taxes or other taxes of any kind or description, except New LPPC's pro rata portion of any personal property taxes with respect to its ownership of any of the LPPC Assets after the Closing Date;

                          2.3.3.3.         Employee Obligations.  Any
employment contracts or obligations of LPPC to its employees, including all expenses in connection with the termination of any of such employees terminated prior to the Closing Date;

                          2.3.3.4.         Employee Benefit Plans.  Any accrued
or other liability for contribution or payments to be made in respect of service during periods through the Closing Date under any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]) or other employee benefit plan maintained for the employees of LPPC who are participants therein up to the Closing Date;

                          2.3.3.5.         Partnership and Securities
Liabilities. Any liabilities of LPPC to the partners of LPPC under the terms of its Agreement of Limited Partnership, as amended and currently in effect and any liabilities of LPPC for any federal or state securities law violations by either of them; and

                 2.3.3.6. Litigation Claims. Any liabilities of LPPC arising in the ordinary course of its business for actions taken by LPPC prior to the Closing Date, except for liabilities arising as a result of any fraudulent action or wilful misconduct of LPPC prior to the Closing Date.

         2.4. Closing Costs; Transfer Taxes. New LPPC shall be responsible for any sales, use, excise, property or other taxes imposed by reason of the transfer of the LPPC Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto.





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                                   ARTICLE 3.

                       PURCHASE AND SALE OF COMMON STOCK
                              OF CRCWA BY NEW CRC

         3.1. Purchase and Sale of Common Stock. Upon the terms and subject to the conditions contained herein, on the Closing Date (as hereinafter defined), PAMM hereby sells, conveys, transfers, assigns and delivers to New CRC, and New CRC hereby accepts and purchases from PAMM, all of the issued and outstanding Common Stock of CRCWA. PAMM hereby agrees to indemnify and hold harmless New CRC and New LPPC to the extent of the following liabilities, which the parties agree shall be the primary responsibility of PAMM:

                          3.1.1.  Taxes.  Any liability of CRCWA for any
federal, state, local or foreign income or franchise taxes, state or local property taxes or other taxes of any kind or description accrued through December 31, 1996 except the pro rata portion of any personal property taxes accrued after the Closing Date;

                          3.1.2.  Employee Obligations.  Any employment
contracts or obligations of CRCWA to its employees, including all expenses in connection with the termination of any of such employees terminated prior to the Closing Date;

                          3.1.3.  Employee Benefit Plans.  Any accrued or other
liability for contribution or payments to be made in respect of service during periods through the Closing Date under any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]) or other employee benefit plan maintained for the employees of CRCWA who are participants therein up to the Closing Date;

                          3.1.4.  Shareholder and Securities Liabilities.  Any
liabilities of CRCWA to the shareholders of CRCWA and any liabilities of CRCWA for any federal or state securities law violations by it; and

                          3.1.4.1.         Litigation Claims.  Any liabilities
of CRCWA arising in the ordinary course of its business for actions taken by CRCWA prior to the Closing Date, except for liabilities arising as a result of any fraudulent action or wilful misconduct of CRCWA prior to the Closing Date.

         3.2. Tax Election. PAMM and New CRC agree that each of them shall take such actions as are necessary to elect the tax treatment applicable under
Section 338(h)(10) of the Internal Revenue Code of 1986, as amended.





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                                   ARTICLE 4.

                                 PURCHASE PRICE

         4.1. Purchase Price for Acquisition Assets. The aggregate purchase price (the "Acquisition Price") for the Acquisition Assets shall be $1,822,000, subject to increase or decrease in an amount equal to the increase or decrease in the total combined partners' and shareholders' equity of CRC, LPPC and CRCWA, as shown on the audited consolidating balance sheets of PAMM at December 31, 1996, from the total combined partners and shareholders' equity of CRC, LPPC and CRCWA at November 30, 1996. The Acquisition Price shall be paid $450,000 in cash on the Closing Date and $1,372,000, subject to adjustment as described in the foregoing sentence, under the terms of a secured promissory note of New CRC, New LPPC and CRCWA (the "Note") in the form attached hereto as Exhibit A, secured by a Security Agreement (the "Security Agreement") in the form attached hereto as Exhibit B.

                 4.2. Covenants of Purchasers Which Apply Until Note is Paid in Full. Until the Note is paid in full, Purchasers hereby covenant that neither they nor any of their affiliates (including any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any of the Purchasers) shall engage in, or have any direct or indirect interest in, any business competitive with the CRC Business, the LPPC Business or the CRCWA Business unless the entity in which such business is conducted agrees to become jointly and severally liable under the terms of the Note and Security Agreement, and the gross revenues from any such business are included in the Gross Revenues (as defined in the Note) for determining the amount owed by Purchasers to Sellers under the terms of the Note.

                 4.3. Value of Assets. The parties agree that the fair market value of the assets of each of CRC, LPPC and CRCWA is equal to the book value of such assets as reflected in the balance sheets of those entities at December 31, 1996, and that the value of the goodwill for the assets and stock purchased hereby is $820,000.

                                   ARTICLE 5.

                                    CLOSING

         5.1. Closing. The Closing of the transactions contemplated herein (the "Closing") shall be held at the offices of Jeffer, Mangels, Butler & Marmaro, 2121 Avenue of the Stars, 10th Floor, Los Angeles, California, at 10:00 a.m. local time on December 31, 1996 (the "Closing Date"). The Closing Date may not be extended unless Sellers and Purchasers mutually consent to a later date.





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         5.2.    Documents to Be Delivered.

                 5.2.1. Deliveries at the Closing. Sellers and Purchasers shall, on the Closing Date, deliver all instruments and documents required to be delivered pursuant to Articles 6 and 7 hereof;

                 5.2.2. Form of Instruments and Documents. All of the foregoing instruments and documents shall be in form and substance, and shall be executed and delivered in a manner, reasonably satisfactory to Purchasers and Sellers, as the case may be.

                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES
                                  OF SELLERS

         6.1. Representations of CRC. CRC hereby represents and warrants to Purchasers as follows:

                 6.1.1. Organization of CRC. CRC is duly organized, validly existing and in good standing as a limited partnership under the laws of the state of California, has full partnership power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                 6.1.2. Authorization. CRC has all necessary partnership power and authority and has taken all partnership action necessary to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by CRC and is a legal, valid and binding obligation of it enforceable against CRC in accordance with its terms.

         6.2. Representations of LPPC. LPPC hereby represents and warrants to Purchasers as follows:

                 6.2.1. Organization of LPPC. LPPC is duly organized, validly existing and in good standing as a limited partnership under the laws of the state of California, has full partnership power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                 6.2.2. Authorization. LPPC has all necessary partnership power and authority and has taken all partnership action necessary to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by LPPC and is a legal, valid and binding obligation of it enforceable against LPPC in accordance with its terms.





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         6.3.    Representations of CRCWA and PAMM.  CRCWA and PAMM hereby
represent and warrant to Purchasers as follows:

                 6.3.1. Organization of CRCWA. CRCWA is duly organized, validly existing and in good standing as a corporation under the laws of the state of Washington, and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                 6.3.2. Organization of PAMM. PAMM is duly organized, validly existing and in good standing as a corporation under the laws of the state of Delaware, and has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets.

                 6.3.3. Authorization. PAMM has all necessary corporate power and authority and has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by PAMM and is a legal, valid and binding obligation of it enforceable against PAMM in accordance with its terms.

         6.3.4. 6.4. No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation or Bylaws of PAMM or CRCWA, or result in a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which either of PAMM is a party which breach or default would have a material adverse effect on the ability of PAMM to consummate the transactions contemplated hereby or (c) a violation by PAMM of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on its ability to consummate the transactions contemplated hereby.

                                   ARTICLE 7.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         7.1. General Representations and Warranties. Purchasers hereby represent and warrant to Sellers as follows:

                 7.1.1. Organization of New CRC and New LPPC. Each of New CRC and New LPPC is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of California.

                 7.1.2. Authorization. Each of New CRC and New LPPC has all necessary power and authority and has taken all action necessary to enter into this Agreement,





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to consummate the transactions contemplated hereby and to perform its obligations hereunder. This Agreement has been duly executed and delivered by New CRC and New LPPC and is a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

         7.2. No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Operating Agreement of either New CRC or New LPPC, (b) a breach of, or a default under, any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which either of New CRC or New LPPC is a party which breach or default would have a material adverse effect on its business or financial condition or Seller or its ability to consummate the transactions contemplated hereby or (c) a violation by New CRC or New LPPC of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, which violation would have a material adverse effect on its business or financial condition or its ability to consummate the transactions contemplated hereby.

         7.3. Additional Representations and Warranties. Purchasers acknowledge that Kenneth Carmona, the managing member of each of New CRC and New LPPC, has been the chief executive officer of CRC, LPPC and CRCWA since their respective organizations, and that certain other employees of CRC, LPPC and CRCWA who will continue as employees of New CRC, New LPPC and CRCWA also have knowledge of certain of the matters described herein, and that therefore, Purchasers have knowledge of the business affairs of CRC, LPPC and CRCWA, including litigation, assets and liabilities and obligations of each of them under contractual arrangements. Purchasers therefore hereby represents and warrants to Sellers as follows:

                 7.3.1. Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by any of Purchasers or Sellers in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                 7.3.2. Litigation. Except with respect to the actions disclosed in Section 1.3.3 hereof, to the best of Purchasers' knowledge, there is no order, writ, injunction, judgment or decree outstanding or any action, claim, suit, litigation, proceeding, labor dispute, arbitral action or investigation (collectively, "Actions") pending or, to the knowledge of Purchasers, threatened or anticipated against CRC, LPPC or CRCWA or any of the transactions contemplated by this Agreement, which, if adversely determined, would have a material adverse effect on Seller, or on the consummation of the transactions contemplated by this Agreement. None of CRC, LPPC or CRCWA is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against it.





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         7.4.    Assets.  CRC, LPPC and CRCWA have no material assets except as disclosed or accounted for on the respective balance sheets of CRC, LPPC and CRCWA.

         7.5. Liabilities. To the best knowledge of Purchasers, based upon the knowledge of Kenneth A. Carmona and certain other employees who will continue as employees of New CRC, New LPPC and CRCWA regarding the business affairs of CRC, LPPC and CRCWA, none of them has any material liabilities or obligations (absolute, accrued, contingent or otherwise), including, without limitation, any liability for taxes and interest, penalties, and other charges with respect thereto, except (i) current liabilities and long-term debt as reflected on the Balance Sheet, and (ii) liabilities arising under contracts, leases, letters of credit, purchase orders, permits, purchase agreements and other agreements entered into by CRC, LPPC and CRCWA in the ordinary course of their respective businesses.

         7.6. Material Misstatements or Omissions. No representations or warranties by Purchasers in this Agreement, nor any document, exhibit, statement, certificate or schedule furnished to Seller pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements of facts contained therein not misleading.

                                   ARTICLE 8.

                      COVENANTS OF SELLERS AND PURCHASERS

         Sellers and Purchasers covenant with each other as follows:

         8.1. Maintenance of Business Prior to Closing. Sellers shall use their best efforts to continue to carry on the CRC Business, the LPPC Business and the CRCWA Business in the ordinary course and substantially in accordance with past practice and will not take any action inconsistent therewith or with the consummation of the closing of this Agreement.

         8.2. Maintenance of Cash Account. Sellers will use their best efforts, and will cause all of their officers to use their best efforts, to maintain a minimum aggregate of $500,000 in the cash account(s) of CRC, LPPC and CRCWA as of the Closing Date.

         8.3. Certain Prohibited Transactions. Prior to the Closing Date, CRC, CRCWA and LPPC shall not, without the prior written consent of Kenneth A. Carmona on behalf of Purchasers and of Joel R. Schultz on behalf of Sellers:

                 8.3.1. enter any material transaction not in the ordinary course of business and consistent with past practice;

                 8.3.2. mortgage, pledge or otherwise encumber any of the Acquisition Assets or sell, transfer or otherwise dispose of any of the Acquisition Assets, except in the ordinary course of business and consistent with past practice;

                 8.3.3. make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation, except in the ordinary course of business and consistent with past practice, or sell or otherwise dispose of, or agree to sell or otherwise dispose of, any such investment;

                 8.3.4. enter into or terminate any material contract or agreement, or make any material change in any of its contracts, other than in the ordinary course of business and consistent with past practice, and other than personnel changes as deemed appropriate by Kenneth A. Carmona;

                 8.3.5. make any increase in, or any commitment to increase the compensation payable to any employee of CRC, LPPC or CRCWA other than routine increases made in the ordinary course of business and consistent with past practice;

                 8.3.6.   materially alter the manner of keeping its books; or

                 8.3.7. do any other act which would cause any representation or warranty of Sellers or Purchasers in this Agreement to be or become untrue in any material respect.

         8.4. Notification of Certain Matters. Sellers shall give prompt notice to Purchasers, and Purchasers shall give prompt notice to Sellers of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date and (ii) any material failure of Sellers or Purchasers, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them hereunder.
Each party shall use all reasonable efforts to remedy any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

         8.5. No Mergers, Consolidations, Sale of Stock, Etc. Sellers will not, directly or indirectly, solicit any inquiries or proposals or enter into or continue any discussions, negotiations or agreements relating to the sale or exchange of capital stock or partnership interests or the merger of CRC, LPPC or CRCWA with, or any direct or indirect disposition of a significant amount of the assets or business of CRC, LPPC or CRCWA to, any person other than Purchasers or provide any assistance or any information to or otherwise cooperate with any person in connection with any such inquiry, proposal or transaction.

         8.6. Continuation of Business Relationship. For a period of seven years following the Closing Date, provided that Purchasers provide reasonably acceptable services at competitive rates, PAMM and its subsidiaries shall engage New CRC or CRCWA, as appropriate, to act as trustee and provide all trust deed foreclosure services on substantially all trust deeds securing loans made by PAMM or any of its affiliates; provided that this agreement to engage New CRC or CRCWA shall not include loans originated for sale if the intended purchaser of such loans requires PAMM or its subsidiaries to use a different trustee specified by such purchaser. Except in the event of fraud of New CRC or CRCWA or misconduct which results in a material loss on a loan held by PAMM or one of its subsidiaries, PAMM shall be required to deliver written notice to New CRC and/or CRCWA informing them of the reasons for dissatisfaction with their services, and New CRC and/or CRCWA shall have a period of 15 days to provide evidence to PAMM of a correction of the reasons for PAMM's dissatisfaction. If such evidence is reasonably satisfactory to PAMM, it shall not terminate the engagement of New CRC or CRCWA. If New CRC or CRCWA do not provide evidence of correction or such evidence that is provided is not reasonably satisfactory to PAMM, then PAMM and its subsidiaries may terminate the engagement of New CRC or CRCWA as trustee of record on deeds of trust originated by PAMM or its subsidiaries. New CRC and CRCWA agree that they will give PAMM and its subsidiaries access to the borrower lists of New CRC and CRCWA for the purpose of allowing PAMM and its subsidiaries to solicit such borrowers to refinance their loans, except to the extent prohibited by law.

                                   ARTICLE 9.

                       CONDITIONS TO SELLER'S OBLIGATIONS

         The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         9.1. Representations, Warranties, and Covenants. All representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Purchasers shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

         9.2. Cash Deposit. Purchasers shall have delivered by December 31, 1996 to Sellers' legal counsel, to hold in trust for Purchasers until the Closing Date, a cashier's or certified check in the amount of $450,000.

         9.3. Security Agreement. Sellers and Purchasers shall execute and deliver a Security Agreement in the form attached hereto as Exhibit B.

         9.4. Certificates. Purchasers will furnish Sellers with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 9 as may be reasonably requested by Seller.

         9.5. Corporate Documents. Sellers shall have received from Purchasers resolutions duly adopted by the members or board of directors, as appropriate, of Purchasers approving this Agreement and the transactions contemplated hereby, certified by Carmona as managing member of New CRC and New LPPC.

         9.6. Assumption of Liabilities. Purchasers shall have executed and delivered to Sellers such instruments, in form and substance satisfactory to Sellers, as Sellers shall deem necessary in order for Purchasers to assume the executory obligations of Sellers under each Assigned Contract to be assumed by Purchasers pursuant hereto.

                                  ARTICLE 10.

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

         The obligations of Purchasers to consummate the transactions provided for hereby are subject, in the discretion of Purchasers, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

         10.1. Representations, Warranties, and Covenants. All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, and Sellers shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Closing Date.

         10.2. Certificates. Sellers will furnish Purchasers with such certificates of Sellers to evidence compliance with the conditions set forth in this Article 10 as may be reasonably requested by Purchasers.

         10.3. Corporate Documents. Purchasers shall have received from Sellers resolutions duly adopted by the board of directors PAMM and the board of directors of Presidential Services Corporation, general partner of Presidential Management Company, general partner of CRC and LPPC, approving this Agreement and the transactions contemplated hereby, certified by the corporate secretaries of each of PAMM and Presidential Services Corporation, as appropriate.

         10.4. Bills of Sale. Sellers shall have executed and delivered to Purchasers deeds and bills of sale and other instruments of assignment in form and substance satisfactory to Purchasers and its counsel, effectively transferring title to the Acquisition Assets to Purchasers, as applicable.

                                  ARTICLE 11.

                        ACTIONS BY SELLER AND PURCHASERS
                               AFTER THE CLOSING

         11.1. Books and Records. Each party agrees that he or it will cooperate with and make available to the other parties, during normal business hours, all books and records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing Date which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all out-of-pocket costs and expenses paid to third parties (including without limitation, attorneys' fees) reasonably incurred in connection with providing such books and records, information or employees. Sellers may require certain financial information relating to Sellers for periods prior to the Closing Date for the purpose of filing federal, state, local and foreign tax returns and other governmental reports, and Purchasers agree to furnish such information to Sellers at their reasonable request.

         11.2.   Indemnification.

                 11.2.1. By Sellers. Sellers shall indemnify, save and hold harmless Purchasers and their officers, directors, employees and agents, from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, claims and expenses (whether or not arising out of third-party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with or arising out of or resulting from (i) any material breach of any covenant or warranty, or the material inaccuracy of any representation, made by Sellers in or pursuant to this Agreement;(ii) any and all liabilities and obligations of Sellers which arose prior to the Closing Date which have not been assumed by Purchasers hereunder; and (iii) any and all liabilities arising as a result of any federal or state securities law
violations due to the actions of CRC, LPPC, CRCWA or PAMM.   The term "Damages"
as used in this Section 11.2 is not limited to matters asserted by third parties against Purchasers, but includes Damages incurred or sustained by Purchasers in the absence of third party claims.

                 11.2.2. By Purchasers. Purchasers shall indemnify and save and hold harmless Sellers and their officers, directors, employees and agents, from and against any and all Damages incurred in connection with or arising out of or resulting from (i) any material breach of any covenant or warranty, or the material inaccuracy of any representation, made by Purchasers in or pursuant to this Agreement; (ii) any liability, obligation or commitment of Purchasers relating to the Acquisition Assets or the operation of the Business after the Closing Date; (iii) as of or after the Closing Date, any other claim, liability, obligation or commitment of any nature which is expressly assumed by Purchasers pursuant to this Agreement; and (iii) any and all liabilities arising as a result of any federal or state securities law violations due to the actions of New CRC, New LPPC or Carmona.

                 11.2.3. Defense of Claims. If a claim for Damages is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section
11.2.3 Such notice shall set forth, with reasonable specificity, the facts, conditions, or events which may give rise to Damages for which indemnification may be sought under this Section 11.2.3 If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided, that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         11.3. Further Assurances. After the Closing Date, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder. From time to time after the Closing Date, Sellers will execute and deliver to Purchasers such instruments of sale, transfer, conveyance, assignment and delivery, consents, assurances, powers of attorney and other instruments as may be reasonably requested by counsel for Purchasers in order to vest in Purchasers all right, title and interest of Sellers in and to the Acquisition Assets and otherwise in order to carry out the purpose and intent of this Agreement.

         11.4. Personal Property Tax Adjustments After the Closing Date. Personal property taxes with respect to the Acquisition Assets to be conveyed to Purchasers pursuant hereto shall be prorated through the Closing Date and shall be paid by Purchasers as and when due or reimbursed to Sellers to the extent prepaid by them prior to the Closing Date.

         11.5. Right to Sublease of Premises by Purchasers. Purchasers shall have the right to sublease from PAMM the premises currently occupied by Sellers, on a month-to-month basis for up to 12 months, with the right to terminate on 30 days' prior written notice to PAMM, at a monthly rental rate equal to 85% of the monthly rental expense paid by Sellers on Suite 520 and upon substantially the same additional terms as apply to Sellers under the terms of the lease pursuant to which Sellers occupy the premises as of the Closing Date.

                                  ARTICLE 12.

                                 MISCELLANEOUS

         12.1. Notices. Any and all notices required or desired to be given pursuant to this Agreement to any of the parties hereto shall be personally delivered, or deposited in the United States mail, by registered or certified mail, return receipt requested, postage fully prepaid, or transmitted by facsimile transmission, addressed to each of the parties at the addresses set forth below. Any and all notices given pursuant to this Section 12.1 shall be deemed delivered to the other party when delivered by hand to the other party, transmitted by facsimile transmission with confirmation of transmission, or on the date mailed as set forth above. Any party may change its address for notices by giving notice thereof in the same manner provided herein for notices.

                 If to Sellers, addressed to:

                          Consolidated Reconveyance Company
                          Lenders Posting and Publishing Company
                          PacificAmerica Money Center, Inc.
                          21031 Ventura Boulevard, Suite 102
                          Woodland Hills, California  91364
                          Attention:  Joel R. Schultz

                 If to Purchasers, addressed to:

                          Consolidated Reconveyance Company, LLC
                          Lenders Posting and Publishing Company, LLC
                          29646 Meadowmist Way, Agoura Hills, CA 91301
                          Attention:  Kenneth A. Carmona

or to such other place and with such other copies as any party may designate as to himself or itself by written notice to the others.

         12.2. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California.

         12.3. Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

         12.4. Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.5. Expenses. Each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect, and Purchasers shall not assume any liabilities of Sellers for such expenses.

         12.6. Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         12.7. Titles. The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.8. Further Actions. Each of the parties hereto agrees that it will sign such additional documents and take such additional actions as any other party reasonably requests in order to carry out the purpose and of this Agreement.

         12.9. Attorneys' Fees. Should any party hereto institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Agreement, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Agreement, or otherwise in connection with this Agreement, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorney's fees and costs for services rendered to the prevailing party in such action or proceeding.

         12.10. Arbitration. In the event of any dispute between one or more parties arising under this Agreement, the parties agree that such dispute shall be submitted to binding arbitration before a retired judge of the Superior Court of the State of California under the auspices of Judicial Arbitration and Mediation Services, Inc. ("JAMS"). The parties may agree on a retired judge from the JAMS panel. If they are unable promptly to agree, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (of, if there are two, the one selected by JAMS) will serve as the arbitrator. The arbitration shall be conducted in Los Angeles, California. In rendering its decision, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge for errors of law or fact appearing on the face of the written statement of decision.

         12.11. Binding on Successors, Etc. This Agreement shall be binding upon and be for the benefit of the parties and each of their successors and assigns. In addition, all obligations of CRC and LPPC as provided for herein shall be joint and several obligations of PAMM.

         12.12. Disaster Plan. In the event of an earthquake or other natural disaster, if as a result of such event New CRC, New LPPC or CRCWA are unable to conduct business from their established business location, if any location of PAMM has not been damaged as result of such event and to the extent that desk space and computer needs of PAMM and its subsidiaries permit, then PAMM shall allow New CRC, New LPPC and CRCWA to use the computer equipment and three desks at any undamaged location PAMM for a period of up to 30 days from the date of the event in order to continue their business.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.




                                  "Purchasers"

                                  CONSOLIDATED RECONVEYANCE COMPANY, LLC

                                  By: /s/ KENNETH A. CARMONA
                                     -------------------------------------
                                      Kenneth A. Carmona, Managing Member

                                  LENDERS POSTING AND PUBLISHING COMPANY, LLC

                                  By: /s/ KENNETH A. CARMONA
                                     -------------------------------------
                                      Kenneth A. Carmona, Managing Member

                                  CONSOLIDATED RECONVEYANCE CORPORATION,
                                  a Washington corporation

                                  By: /s/ KENNETH A. CARMONA
                                     ------------------------------------
                                       Kenneth A. Carmona, President

"Sellers"

CONSOLIDATED RECONVEYANCE COMPANY,
a California limited partnership

By: /s/ JOEL R. SCHULTZ
    ------------------------------------
     Joel R. Schultz, President
     Presidential Services Corporation,
     general partner, Presidential Management
     Company, general partner

LENDERS POSTING AND PUBLISHING COMPANY,
a California limited partnership

By: /s/ JOEL R. SCHULTZ
    -----------------------------------
     Joel R. Schultz, President
     Presidential Services Corporation,
     general partner, Presidential Management
     Company, general partner

PACIFICAMERICA MONEY CENTER, INC.,
a Delaware corporation

By: /s/ JOEL R. SCHULTZ
    -----------------------------------
      Joel R. Schultz, President

                            SECURED PROMISSORY NOTE


December 31, 1996                 $1,372,000             Los Angeles, California


         FOR VALUE RECEIVED, each of the undersigned (collectively, "Debtors"), jointly and severally, promises to pay to the order of PACIFICAMERICA MONEY CENTER, INC. ("PAMM"), as designee of Consolidated Reconveyance Company (CRC") and Lenders Posting and Publishing Company ("LPPC") under that certain Asset and Stock Purchase and Sale and Assumption of Liabilities Agreement dated as of December 31, 1996, at 21031 Ventura Boulevard, Suite 102, Woodland Hills, California 91364, or at such other address as the holders of this Note shall from time to time designate in writing to Debtors, the principal sum of One Million Three Hundred Seventy Two Thousand and no/100 Dollars ($1,372,000), together with interest on the balance owed thereon from the date hereof until paid in full at the rate of seven percent (7%) per annum.

         The principal amount of this Note is subject to increase or decrease in amount equal to the increase or decrease in the total combined partners' and shareholders' equity of CRC, LPPC and Consolidated Reconveyance Corporation ("CRCWA"), as shown on the audited consolidating balance sheets of PAMM at December 31, 1996, from the total combined partners and shareholders' equity of CRC, LPPC and CRCWA at November 30, 1996.

          Each of the Debtors, jointly and severally, further agrees to pay interest on any amount of principal which is not paid when due (either as a regular payment or as a mandatory prepayment, as described below), from the date on which such amount is due until such amount of principal is paid in full, at a rate per annum (in lieu of the seven percent interest rate) equal to 10% per annum.

         All unpaid principal and interest owed under this Note shall be due and payable in full on March 1, 2012.

         Payments of regular principal installments and accrued interest shall be made on or before the 1st day of each calendar month commencing April 1, 1997 in an amount equal to $25,000 per month until March 1, 1999; from April 1, 1999 until March 1, 2012, payments of regular principal installments and accrued interest shall equal $9,328.93 per month. In addition, Debtors shall make mandatory prepayments on this Note on or before the 15th day of each April, July, October and January, beginning on July 15, 1997, in an amount equal to the following percentages of the combined gross revenues of Debtors for new orders booked on an accrual basis ("Gross Revenues"), during the next to last quarter preceding the date on which a prepayment is due:

         10% of Gross Revenues in excess of $660,000 and under $750,000; and 33% of Gross Revenues in excess of $750,000.

         Until all amounts owed under this Note are repaid in full, Debtors shall provide to PAMM quarterly statements of revenues. In addition, Debtors shall provide to PAMM such other financial statements of Debtors as PAMM shall reasonably request, provided that such information shall not be requested more frequently than semi-annually unless an Event of Default has occurred under the terms of this Note or the Security Agreement, Debtors request any consent or waiver under the Security Agreement or Secured Party has a special need to receive current information from Debtors.

         It is the intent of Debtors and PAMM that the holders of this Note shall never be entitled to receive, collect or apply, as interest of any kind required hereunder, any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and in the event the holders of this Note ever receive, collect or apply as interest of any kind any such excess, such amount which would be excess interest shall be deemed a partial prepayment of principal and treated hereunder as such; and if the principal is paid in full, any remaining excess fund shall forthwith be paid to Debtors.

         Each payment made by Debtors under this Note shall be credited first to interest, if any, then due, and the remainder to principal. Principal and interest shall be payable in lawful money of the United States of America.

         Debtors shall have the right to prepay all or any portion of the principal sum hereof at any time without penalty.

         This Note is secured by a Security Agreement of even date herewith (the "Security Agreement") between Debtors and PAMM. Upon the occurrence of an Event of Default as defined in the Security Agreement, then, in addition to all of the holders' other rights and remedies under the Security Agreement or otherwise under applicable law, the entire principal sum, all principal and accrued interest shall become immediately due and payable at the option of the holders hereof, without demand or notice, and all future amounts of contingent interest shall become due and payable, without demand or notice, immediately as such amounts become determinable.

         Each of the Debtors, jointly and severally, agrees to pay all costs and expenses (including without limitation actual attorneys' fees) incurred by any holder of this Note in connection with or related to this Note or the enforcement thereof, whether or not suit be brought. In any litigation arising out of or relating to this Note, in which any holder of this Note is an adverse party, each of the Debtors hereby waives trial by jury. Each of the Debtors hereby further waives presentment, demand for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, and any and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

To the fullest extent permitted by law, each of the Debtors waives the statute of limitations in any action brought by the holders in connection with this Note.

         No failure to exercise, and no delay in exercising, any right, power or remedy hereunder or under any document delivered to the holders hereof shall impair any right, power or remedy which the holders may have. The rights and remedies of the holders hereof are cumulative and not exclusive of any rights or remedies which the holders would otherwise have.

         No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by the holders of this Note and each of the Debtors, and then only to the extent therein specifically set forth.

         This Note and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California. Each of the Debtors hereby agrees that all actions or proceedings relating directly or indirectly hereto may, at the option of the holders, be litigated in courts located within the State of California, and each of the Debtors hereby expressly consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or by certified or registered mail directed to each of the Debtors at their respective addresses last known to holders.

         This Note and the Security Agreement securing this Note may be pledged, assigned or transferred at any time by the holder hereof.

                            "Debtors"

                             CONSOLIDATED RECONVEYANCE COMPANY, LLC


                             By:  s/KENNETH A. CARMONA
                                  ------------------------------------
                                   Kenneth A. Carmona, Managing Member

                             LENDERS POSTING AND PUBLISHING COMPANY, LLC


                             By:  s/KENNETH A. CARMONA
                                  ------------------------------------
                                   Kenneth A. Carmona, Managing Member


                             CONSOLIDATED RECONVEYANCE CORPORATION


                             By:  s/KENNETH A. CARMONA
                                  ------------------------------------
                                   Kenneth A. Carmona, Managing Member

                               SECURITY AGREEMENT



         THIS SECURITY AGREEMENT (this "Agreement"), dated December 31, 1996, is made by and between Consolidated Reconveyance Company, LLC ("New CRC"), a California limited liability company, and Lenders Posting and Publishing Company, LLC ("New LPPC"), a California limited liability company (collectively, "Purchasers"), and Consolidated Reconveyance Corporation ("CRCWA"), a Washington corporation, on the one hand (sometimes collectively referred to herein with Purchasers as "Debtors") and PacificAmerica Money Center, Inc., on the other hand ("Secured Party"), with reference to the following facts:

                                   RECITALS:

         A. Pursuant to the Consolidated Reconveyance Company, Lenders Posting Agreement and Consolidated Reconveyance Corporation Asset and Stock Purchase and Sale and Assumption of Liabilities Agreement (the "Purchase Agreement") between Purchasers, Consolidated Reconveyance Company ("CRC"), a California limited partnership, Lenders Posting and Publishing Company ("LPPC"), a California limited partnership, and PacificAmerica Money Center, Inc. ("PAMM"), a Delaware corporation (sometimes collectively referred to herein as "Sellers"), Purchasers have agreed to purchase and Sellers have agreed to sell all of the assets and transfer all of the liabilities of CRC and LPPC and PAMM has agreed to sell all of the stock of CRCWA in accordance with the terms of the Purchase Agreement. A portion of the Acquisition Price (as defined in the Purchase Agreement) is payable by Purchasers after the closing date of the Purchase Agreement in accordance with the terms of a promissory note of Debtors (the "Note") in the form attached as Exhibit A to the Purchase Agreement.

         B. In order to secure the balance of the Note, Debtors have agreed to grant a security interest to Secured Party in all of the accounts receivable of New CRC, CRCWA and New LPPC upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                 1. Pledge and Security Interest. Debtors hereby pledge to Secured Party, and grant to Secured Party a security interest in, the following, whether now owned or hereafter acquired (the "Collateral"): all of Debtors' rights, title and interest in and to all accounts receivable of any of them, whether arising before, on or after the date of this Agreement, and all proceeds thereof, including cash, securities, instruments, accounts and general intangibles.

         2. Security for Obligations. This Agreement secures the payment of all amounts owed by Debtors under the Note in accordance with its terms (all such obligations being referred to herein as the "Obligations").

         3. Representations and Warranties. Debtors represent and warrant, now and until the indefeasible payment in full of all Obligations, as follows:

                 a. Debtors are (or, with respect to after-acquired property, will be when acquired) the legal and beneficial owners of the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and a security interest created by Debtors in favor of a third party lender (the "Third Party Lender") concurrently with this Agreement not to exceed $400,000. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement and in favor of the Third Party Lender.

                 b. The pledge and grant of a security interest in the Collateral pursuant to this Agreement, create or, with respect to after-acquired property, will create when Debtors have rights in such property, a valid and perfected first priority security interest in the Collateral, securing the payment of the Obligations.

                 c. This Agreement has been duly and validly authorized, executed and delivered and constitutes the binding obligation of Debtors, enforceable against each of them in accordance with its terms.

         4. Covenants of Debtors. Until the indefeasible payment of the Obligations, each of Debtors agrees that:

                 a. It will not (i) transfer, sell, assign, convey, pledge or encumber any of the Collateral or any interest therein, except that it may use proceeds of accounts receivable to pay its obligations in the ordinary course of its business; (ii) create any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created by this Agreement, a security interest in favor of the Third Party Lender to secure a loan not to exceed $400,000, and except as provided in Section 5 hereof; (iii) allow to exist any lien, security interest or other charge or encumbrance on the Collateral imposed by a third party without the consent of Debtors for a period of 60 days; (iv) change its address without notice to Secured Party or the filing of amendments to each financing statement required to be filed hereunder to reflect such change; or
(v) fail to comply with any of the covenants contained in the Purchase
Agreement.

                 b. At any time and from time to time, at the expense of Debtors, each Debtor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or to be granted hereby or to enable

Secured Party to exercise and enforce their rights and remedies hereunder with respect to the Collateral.

                 c. Secured Party is hereby authorized to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral, without the signature of Debtors when permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement when permitted by law.

                 d. Debtors will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral and information as Secured Party may reasonably request, all in reasonable detail. Unless an Event of Default has occurred under the terms of this Agreement, Debtors request any consent or waiver under this Agreement or Secured Party has a special need to receive current information from Debtors, Secured Party shall not request information from Debtors more frequently than every six months. Secured Party agrees to keep all such information confidential, except to the extent necessary to make limited disclosure thereof to its accountants, attorneys or regulators.

                 e. Debtors will not increase the principal amount owing to the Third Party Lender to an amount in excess of $400,000 without the written consent of Secured Party, which will not be unreasonably withheld, and shall be granted if the conditions of Section 5 hereof are met.

                 f. Neither Debtors nor any of their affiliates (including any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, any of the Debtors) shall engage in, or have any direct or indirect interest in, any business competitive with the business of any of Debtors unless the entity under which such business is conducted agrees to become a joint debtor with Debtors under the terms of the Note and this Security Agreement and the gross revenues from any such business are included in the Gross Revenues (as defined in the Note) for determining the amount owed by Debtors to Secured Party under the terms of the Note.

         5. Agreement to Subordinate. Notwithstanding anything to the contrary contained in this Agreement, Secured Party agrees that it will, upon the reasonable request of Debtors and the provision of such information by Debtors to Secured Party as it shall reasonably request, agree to subordinate its interest in the Collateral in favor of a security interest granted to the provider of financing for any of Debtors, provided that the total combined accounts receivable of New CRC, CRCWA and New LPPC is equal to at least 200% of the aggregate of the remaining Obligations owed by Debtors to Secured Party and any other debts or obligations owed by Debtors which are secured by the Collateral or any part thereof.

         6. Events of Default. An Event of Default, as used herein, shall be deemed to occur in the event: (a) any material warranty, representation, statement, report, or certificate made or delivered to Secured Party by any Debtor, or any of their employees or agents, is incorrect, false, untrue, or misleading when given in any material respect whatever; or (b) Debtors shall fail to pay or perform when due all or any part of the Obligations or any material covenant or obligation required of Debtors under the Purchase Agreement; or (c) there occurs in Secured Party' judgment a material impairment of the prospect of payment or performance of any or all of the Obligations; or (d) any event shall occur which may or does result in the acceleration of the maturity of any indebtedness of any Debtor to others (regardless of any requirement of notice, opportunity to cure or other condition prior to the exercise of any right of acceleration); or (e) there shall be made or exist any levy, assessment, attachment, seizure, lien, or encumbrance for any cause or reason whatsoever upon all or any material part of the assets of any Debtor (unless discharged by payment, release or bond not more than sixty days after such event has occurred); or (f) there shall occur the dissolution, termination of existence, or business failure of New CRC, CRCWA or New LPPC; or (g) any of New CRC, CRCWA or New LPPC file a petition for reorganization, arrangement, composition, or similar relief under any federal or state insolvency law or seek, consent to or acquiesce in the appointment of a receiver, trustee or custodian for any New CRC, CRCWA or New LPPC or all or any part of its property; or (h) or any involuntary petition under any federal or state insolvency law or involuntary appointment of a receiver, trustee or custodian of New CRC, CRCWA or New LPPC is not dismissed, vacated or stayed within sixty days after such petition or appointment; or (i) the assignment for the benefit of creditors by New CRC, CRCWA or New LPPC; or (j) any Debtor shall enter into any agreement (whether written or oral), or offer to enter into any such agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts.

         7. Secured Party Appointed Attorney-in-Fact. Upon the occurrence of an Event of Default, each Debtor hereby irrevocably appoints Secured Party as each Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion, without notice to any Debtor, to take any commercially reasonably action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                 a. To ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and

                 b. To file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

         8. Remedies. If any Event of Default shall have occurred and be continuing:

                 a. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to them, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in the State of California (whether or not the Uniform Commercial Code applies to the affected Collateral) and also may, without notice or demand except as specified below, sell the Collateral or any part thereof in a commercially reasonably manner in one or more parcels at public or private sale, at Secured Party's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms, in each case as may be commercially reasonable. Debtors agree that, to the extent notice of a private sale shall be required by law, at least ten (10) days' notice to Debtors of the time after which any private sale is to be made shall constitute reasonable notification. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms and is published at least once in "The Los Angeles Times" or "The Wall Street Journal" not less than ten (10) days prior to the sale. All requirements of commercially reasonable notice shall be met if such notice is mailed by certified mail, postage prepaid, to Debtors, at the addresses set forth herein or at such other address or addresses as Debtors may have in writing provided to Secured Party, at least ten (10) days before the time of such sale or disposition. At any sale of the Collateral, if permitted by law, Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of Secured Party.
Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice to Debtors, be made at the time and place to which it was so adjourned.

                 b. In accordance with California Commercial Code Section 9502 or otherwise permitted by law, Secured Party shall have the right to notify the account debtors of the Collateral to make all payments otherwise payable to Debtors, or any of them, directly to Secured Party. Secured Party shall keep records of all notices sent to account debtors and all payments received by Secured Party from such account debtors.

                 c. Effective immediately upon notice of default by Secured Party, all payments received by Debtors in respect of the Collateral shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtors and shall be forthwith paid over to Secured Party in the same form as so received (with any necessary indorsement).

         9. Application of Proceeds. Any cash held by Secured Party as Collateral after and during the continuance of an Event of Default, and all cash proceeds received by Secured Party (all such cash being "Proceeds") in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, shall be applied promptly from time to time by Secured
Party:

         First, to the payment of the costs and expenses of such sale, collection or other realization, including reimbursement to Secured Party and its agents and counsel for expenses, liabilities and advances made or incurred by Secured Party in connection therewith;

         Second, to the payment of the Obligations; and

         Third, after payment in full of all Obligations, to Debtors or their successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

         Each Debtor shall, jointly and severally, remain liable for any deficiency due on the Obligations after application of the Proceeds.

         10.     Indemnity and Expenses.

                 a. Each of Debtors and Secured Party agree to indemnify the other party from and against any and all claims, losses and liabilities of the indemnified party as a result of any breach of this Agreement by the indemnifying party.

                 b. Debtors will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, which Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale or substitution of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or
(iv) the failure by Debtors to perform or observe any of the provisions hereof.

         11. Waivers; Remedies. No waiver of any provision of this Agreement, nor consent to any departure by Debtors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         12. Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied or delivered, if to Debtors, at their address at 29646 Meadowmist Way, Agoura Hills, California 91301; Telecopier No. (818) 706-2961, Attention: Kenneth A. Carmona; and if to Secured Party, 21031 Ventura Boulevard, Suite 102, Woodland Hills, California 91364, Telecopier No. (818) 992-8889, Attention: Joel R. Schultz; or, as to any Debtor or Secured Party, at such other address as shall be designated by it in a written notice to the others. All such notices and communications shall be effective when personally delivered upon receipt, when mailed, three days following deposit in the mails, and when telecopied upon electronic confirmation of receipt, except that notices to Secured Party shall not be effective until actually received by them.

         13. Continuing Security Interest; Transfer of Obligations. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full of the Obligations, (b) be binding upon each Debtor, its representatives, successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and each of its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Secured Party may assign or otherwise transfer the Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

         14. Termination. Upon the indefeasible payment to Secured Party of all Obligations due, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Debtors. Upon any such termination, Secured Party will, at Debtors' expense, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination and reversion.

         15. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of California except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of California. Unless otherwise defined herein, terms used in the Uniform Commercial Code in the State of California are used herein as therein defined.

         16. Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and unenforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired hereby.

         18. Captions. The captions of the various sections herein are for convenience only, and none of them is intended to be any part of the body or text of this Agreement or is intended to be referred to in construing any of the provisions hereof.

         19. Interpretation. This Agreement has been prepared and negotiations in connection therewith have been carried on by the joint efforts of the parties and their respective counsel. This Agreement is to be construed simply and fairly and not strictly for or against any of the parties hereto. Whenever in this Agreement the context may require, the masculine gender shall be deemed to include the feminine and/or neuter, and the singular to include the plural. The obligations hereunder of each person or entity constituting a Debtor are joint and several.

         20. Time is of the Essence. Time is of the essence in the performance by Debtors of each and every obligation under this Agreement.

         21. Entire Agreement. This Agreement and the Purchase Agreement contain the entire agreement and understanding among the parties hereto and supersede all prior oral and written agreements, promises, representations, commitments or understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  DEBTORS:

                          CONSOLIDATED RECONVEYANCE COMPANY,
                          a California limited liability company



                          By: /s/ KENNETH A. CARMONA
                              --------------------------------------
                              Kenneth A. Carmona, Managing Member


                          LENDERS POSTING AND PUBLISHING COMPANY,
                          a California limited liability company



                          By: /s/ KENNETH A. CARMONA
                              --------------------------------------
                              Kenneth A. Carmona, Managing Member

                          CONSOLIDATED RECONVEYANCE CORPORATION,
                          a Washington corporation


                          By: /s/ KENNETH A. CARMONA
                              --------------------------------------
                                Kenneth A. Carmona, President


SECURED PARTY:

PACIFICAMERICA MONEY
CENTER, INC.,
a Delaware corporation


By: /s/JOEL. R. SCHULTZ
    --------------------------------
    Joel R. Schultz, President